Exhibit 10.22

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is entered into this 21st day of July 2004, by and among Acorda Therapeutics, Inc. (“Buyer’’), Elan Pharmaceuticals, Inc. (together with its affiliates, “Elan”), on behalf of itself and its affiliates, and Novartis Pharma AG (together with its affiliates, “Novartis”), on behalf of itself and its affiliates.

WHEREAS, Buyer and Elan have entered into that certain Asset Purchase Agreement dated as of July 21, 2004 (the “Asset Purchase Agreement”) for the sale by Elan to Buyer of certain assets, including certain rights of Elan under that certain License Agreement (the “License Agreement”) dated April 17, as amended, between Athena Neurosciences, Inc., the predecessor to the interest of Elan in the License Agreement, and Sandoz Pharma Ltd., the predecessor to the interest of Novartis in the License Agreement;

WHEREAS, under the terms of the Asset Purchase Agreement, Elan has agreed to assign to Buyer certain rights of Elan, and Buyer has agreed to assume certain liabilities and obligations of Elan, under or pursuant to the License Agreement, and the parties desire to effect other arrangements regarding the terms of the License Agreement;

WHEREAS, Elan has previously assigned to Medeus UK Limited (“Medeus”) certain rights under or pursuant to the License Agreement, and Medeus agreed to assume certain liabilities and obligations of Elan under or pursuant to the License Agreement (collectively, the “Medeus Assignment”); and

WHEREAS, Novartis desires to consent to such assignment and assumption, and the parties hereto desire to effect such other arrangements, in each case on the terms and conditions described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             For value received and effective as of, and simultaneously with, the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”), Elan hereby assigns to Buyer all of Elan’s rights under or pursuant to the License Agreement relating to Products and Improvements in the Territory (such term to be used herein as defined in the Asset Purchase Agreement), and Buyer hereby assumes and agrees to satisfy, perform, pay, discharge and otherwise be responsible for all liabilities and obligations of Elan to be performed under or pursuant to the License Agreement following the Closing relating to Products and Improvements in the Territory, but expressly excluding any such liabilities or obligations as have resulted or may result from any breach or failure to perform by Elan prior to the Closing under or pursuant to the license Agreement.  The parties intend that: (a) the foregoing assignment and assumption shall be effected upon the terms and conditions contained herein, (b) all of the terms and conditions of the License Agreement shall be incorporated by reference herein, subject to any modifications and agreements made herein, and (c) such modifications to have no effect on the rights and obligations of Novartis and Medeus resulting from the Medeus Assignment or the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

rights and obligations of any other person or entity that is not a party hereto.  Elan hereby represents and warrants to Buyer that neither Elan nor any of its Affiliates has granted rights under the License Agreement relating to Products in the Territory to Medeus or any other third party.

2.             The parties further agree as follows:

a.                                       Notwithstanding anything to the contrary contained herein, Elan shall maintain all rights and perform all obligations under the License Agreement at all times up to and including the date of the Closing (the “Closing Date”). Further, it is understood and agreed that, notwithstanding the assignment and assumption to Buyer as of the Closing, from and after such Closing Date Elan shall maintain all rights necessary to enforce or perform under, and shall remain responsible for all obligations and liabilities under, the License Agreement with respect to events occurring or circumstances existing on or prior to such Closing Date. For the avoidance of doubt and without limiting the generality of the foregoing, Elan shall maintain all rights and remain responsible for all obligations and liabilities under the License Agreement with respect to Products sold by Elan (or its Affiliates, sublicensees and marketing, promotion or distribution partners) on or prior to the Closing Date, and Buyer shall have all rights and be responsible for all obligations and liabilities under the License Agreement with respect to Products sold by Buyer (or its Affiliates, sublicensees and marketing, promotion or distribution partners) on or after the Closing Date. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein, Elan shall be responsible for and entitled to (i) the indemnification provided under Section 9 of the license Agreement (arising from events occurring or circumstances existing on or prior to the Closing Date) and (ii) the rights and obligations provided under the confidentiality provisions in Section 4 of the License Agreement.

b.                                      Any provisions of the License Agreement that (a) are not expressly assigned to or assumed by Buyer herein and (b) are necessary (as determined by Buyer) for the exercise of rights assigned to Buyer hereunder or the performance of obligations assumed by Buyer hereunder shall be deemed to have been assigned to or assumed by Buyer, as applicable, and to be in full force and effect, in each case to the extent necessary to exercise or enforce such rights or perform such obligations.

c.                                       The parties hereby acknowledge and agree that all references in the License Agreement to “Sandoz Pharma Ltd.” or “Sandoz Pharma” shall be deemed to be references to Novartis.

d.                                      The parties hereby acknowledge and agree that in connection with the Closing and the assignment being made hereunder, Elan may transfer to Buyer all Know-How and other information and materials related to Products and/or

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Improvements furnished to Elan by Novartis under Section 3.1 of the License Agreement or otherwise.

e.                                       Section 1.11 of the License Agreement shall be deleted and replaced in its entirety by the following:

“1.11 “Territory” means the United States of America, its territories and possessions and the Commonwealth of Puerto Rico.”

f.                                         The parties hereby acknowledge and agree that the five-year period beginning on the first commercial sale of a Product (as specified in Section 5.1.4 of the License Agreement) has elapsed, and that as such the royalty payable to Novartis relating to sales of Product by Buyer (or its affiliates or licensees) pursuant to Section 5.1.5 of the License Agreement shall be [***] of Net Sales (for the avoidance of doubt, as such term is defined in the License Agreement as amended hereby) in the Territory of any formulation of Product, whether now existing or to be developed in the future, for the term of the License Agreement.

g.                                      The parties hereby acknowledge and agree that (i) Elan has developed a microparticulate capsule formulation of Product (the “MPC Formulation”), (ii) for the avoidance of doubt the term “Purchase Requirements” as used in the License Agreement does not apply to the supply by Novartis of the MPC Formulation, (iii) Elan shall have a worldwide, perpetual, royalty-free license, with the right to sublicense, to use all rights in technology (including without limitation the Compound and all Improvements) necessary to manufacture the MPC Formulation, to develop improvements to its processes and methods of manufacturing the MPC Formulation and to sell the MPC Formulation to Buyer, its sublicensees and affiliates, (iv) Elan shall have no liability or obligation, contractual or otherwise, to Novartis as a result of any past development, manufacture or testing of the MPC Formulation or the sale by Elan to Buyer of its inventory of MPC Formulation existing as of the Closing Date and (v) notwithstanding anything to the contrary contained in the License Agreement, Novartis shall not be entitled to any royalty or other compensation from Elan in connection with sales of the MPC Formulation by Elan to Buyer from and after the Closing Date; provided, however, the parties acknowledge and agree that the MPC Formulation constitutes an Improvement developed by Elan, and nothing in this subclause (g) or elsewhere in this Agreement is intended to diminish the rights of Novartis to such Improvement provided under Section 12 of the License Agreement or elsewhere.

h.                                      [***]

i.                                          The parties hereby acknowledge and agree that Elan has fully complied with all of the obligations contained in Sections 2.2 and 7.1 of the License Agreement and, as a result, as of the Closing Date the provisions of Sections 2.2 and 7.1 of the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

License Agreement granting to Novartis certain rights relating to the Product in the Territory have been fully satisfied and do not apply to Buyer.

j.                                          Section 7.6 and 7.7 of the License Agreement shall be deleted and replaced in its entirety by the following:

“7.6 Prior to the execution of the Supply Agreements, Novartis shall supply Zanaflex Tablets to Buyer and Compound to Elan at the following prices (the “Interim Supply Prices”):

Product	Price (US$)
2 mg Zanaflex Tablet	[***]
4 mg Zanaflex Tablet	[***]
Compound	[***]

These Interim Supply Prices may be adjusted by Novartis before the Supply Agreements have been executed; provided that such adjusted Interim Supply Prices shall not be effective until Buyer (with respect to Zanaflex Tablets) or Elan (with respect to Compound) have been notified of such adjustments in writing; and, provided, further, that increases to such Interim Supply Prices shall be limited to the percentage increase in the Swiss consumer price index, as compared to the most recent price adjustment. The Supply Agreements shall stipulate price and price changes, if any, for the terms of the Supply Agreements.

k.                                       Article 8 is amended by the addition of the following Section 8.3:

“8.3        The provisions of Sections 8.1 and 8.2 shall not apply to any materials previously approved by Novartis that are changed solely to add the name of a sublicensee and/or delete the name of Licensee.”

l.                                          The parties hereby acknowledge and agree that the term of the License Agreement as determined pursuant to Section 14.1 shall expire on February 28, 2007.

m.                                    Any notices to be sent to Buyer pursuant to the notice provisions of the License Agreement shall be sent to Buyer as follows:

Acorda Therapeutics
15 Skyline Drive
Hawthorne, NY 10532
Facsimile: 914-347-4560
Attention: General Counsel; and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

any notices to be sent to Novartis pursuant to the notice provisions of the License Agreement shall be sent to Novartis as follows:

Novartis Pharma AG
Lichtstrasse 35
4002 Basel
Swizerland
Attention: Manager, BD&L Mature Products
Facsimile: 41 61 324 2322.

3.             Each party hereto agrees, upon the reasonable request of any other party hereto, and at the expense of the requesting party, to make, execute and deliver any or all documents or instruments of any kind or character, and to perform all such other actions, that may be necessary or proper and reasonable to effectuate, confirm, perform or carry out the terms and provisions of this Agreement.

4.             By its execution below, Novartis consents to the assignment to Buyer of the rights and the assumption by Buyer of the related obligations and liabilities under the License Agreement, as set forth in Section 1 above, and as provided in Section 18 of the License Agreement, and agrees to the other terms and conditions contained in this Agreement.

5.             Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the License Agreement, as amended herein.

6.             This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York without giving effect to its conflicts-of-laws principles.

7.             This Agreement may be executed in any number of counterparts and by facsimile and by different parties hereto in separate counterparts, and each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

[SIGNATURE PAGE TO FOLLOW]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ACORDA THERAPEUTICS, INC. (on behalf of itself and its affiliates)
By:
Name:
Title:

ELAN PHARMACEUTICALS, INC. (on behalf of itself and its affiliates)
By:
Name:
Title:

NOVARTIS PHARMA AG (on behalf of itself and its affiliates)
By:	/s/
Name:		Peter B. Hewes
Title:		Mature Products BU
WSJ-210.211
Tel. 47225

By:	/s/
Name:		Sheyenne Scriven-Jin
Title:		Senior Legal Counsel
Transplantation and
Mature Products

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ACORDA THERAPEUTICS, INC. (on behalf of itself and its affiliates)
By:
Name:
Title:

ELAN PHARMACEUTICALS, INC. (on behalf of itself and its affiliates)
By:	/s/
Name:		Jack Laflin
Title:		Executive Vice President,
Global Core Services

NOVARTIS PHARMA AG (on behalf of itself and its affiliates)
By:
Name:
Title: